Exhibit 32.1

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the Quarterly Report on Form 10-Q filed May 11, 2011 for the quarter ended March 31, 2011 as amended by the foregoing Amendment #1 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 5, 2011	/s/ Ronald Leon Moore
Ronald Leon Moore
Chairman, President & Chief Executive Officer

Date: December 5, 2011	/s/ J. Alan Dickerson
J. Alan Dickerson
Vice President & Chief Financial Officer